UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

55 Broadway, 19th Floor, New York, NY 10006

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

Seven Stars Cloud Group, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into A Material Definitive Agreement.

On October 18, 2018 Ideanomics (the “Company”) entered into a Financial Advisory Service Agreement (“Financial Advisory Agreement”) with Zhonjinhuifu Resources CO., LTD, a Hong Kong company (“Zhonjinhuifu”), pursuant to which the Company will advise Zhonjinhuifu on (i) its planned $200 million traditional capital raise over the next two years and (ii) a security token offering (“STO”). Zhonjinhuifu operates various mining projects, including the kekeshisi magnesia-nickel silicon mine in Toli County, Xinjiang Uyghur Autonomous Region. Pursuant to the terms of the Financial Advisory Agreement, the Company’s services to Zhonjinhuifu will include advising on financing-related activities with respect to the issuance of tokens outside of China and Hong Kong; fixed income products, other digital assets and other financing products; and recommending suitable traditional and digital financing tools, including those on blockchain platforms. The Company will receive a variable service fee of the aggregate funds raised by Zhonjinhuifu, subject to regulatory approval.

The foregoing description of the Financial Advisory Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement, which will be filed as an exhibit to a Form 10-Q of the Company, as required.

Item 8.01.	Other Events.

On October 24, 2018, the Company issued a press release announcing the closing of the Financial Advisory Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: October 24, 2018	By:	/s/ Bruno Wu
Bruno Wu
Chief Executive Officer and Chairman of the Board